Exhibit 5.1

401 9th Street, nw, Suite 800

Washington, dc 20004

+1.202.508.8000

January [▪], 2024

The Board of Directors
Binah Capital Group, Inc.
17 Battery Place, Room 625

New York, NY 10004

Binah Capital Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Binah Capital Group, Inc., a Delaware corporation (the “Company”) and wholly-owned indirect subsidiary of Kingswood Acquisition Corp, a Delaware corporation (“KWAC”), in connection with the preparation and filing of the Registration Statement (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the business combination contemplated by that certain Agreement and Plan of Merger dated as of July 7, 2022, by and among the Company, KWAC, Kingswood Merger Sub, Inc. (“KWAC Merger Sub”), Wentworth Merger Sub, LLC (“Wentworth Merger Sub”) and Wentworth Management Services LLC (“Wentworth”), as amended by that certain side letter agreement, dated as of December 30, 2022, as further amended by that certain First Amendment to Agreement and Plan of Merger dated as of March 20, 2023, as further amended by that certain Second Amendment to Agreement and Plan of Merger, dated as of September 13, 2023, and as further amended by that certain Third Amendment to Agreement and Plan of Merger, dated as of January [▪], 2024 (as so amended, the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) KWAC Merger Sub will merge with and into KWAC, with KWAC surviving the merger as a wholly-owned subsidiary of the Company (the “Kingswood Merger”); (ii) Wentworth Merger Sub will merge with and into Wentworth, with Wentworth surviving the merger as a wholly-owned subsidiary of the Company (the “Wentworth Merger” and together with the KWAC Merger, the “Mergers”); (iii) following the Wentworth Merger, the Company will contribute to KWAC all of the common units of Wentworth, such that Wentworth will be a wholly-owned subsidiary of KWAC. In connection with the Kingswood Merger, the security holders of KWAC will have the right to receive (A) one share of common stock, par value $0.0001 per share, of the Company (“Share”) in exchange for each share of KWAC common stock outstanding immediately prior to the effective time, and (B) one warrant exercisable for one Share in exchange for each whole warrant exercisable for one share of KWAC’s common stock outstanding immediately prior to the effective time. In connection with the Wentworth Merger, in exchange for all of units of Wentworth outstanding immediately prior to the effective time, (x) the security holders of Wentworth will receive 12,000,000 Shares and 3,084,450 warrants each exercisable for one Share, in each case, in proportion to their ownership interests in Wentworth, and (ii) certain security holders of Wentworth receive (in the aggregate) an additional 1,100,000 Shares.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a)                 the registration statement on Form S-4 (File No. 333-269004), containing KWAC’s proxy statement and the Company’s prospectus, relating to (1) the registration and issuance of an aggregate of up to 17,713,000 Shares (the “Registered Shares”), (2) the registration and issuance of an aggregate of 11,709,450 warrants of the Company, each exercisable for one Share (the “Registered Warrants”) and (3) the registration of an aggregate of 11,709,450 Shares underlying the Registered Warrants (the “Registered Warrant Shares” and, together with the Registered Shares and the Registered Warrants, the “Securities”), originally filed on December 23, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)                the Merger Agreement;

(c)                a copy of the Company’s Certificate of Incorporation (the “Charter”), as of the date hereof, certified by the Secretary of State of the State of Delaware (the “Secretary of State”) on January [▪], 2024;

(d)                the form of Company’s Amended and Restated Certificate of Incorporation, to become effective upon the consummation of the business combination, filed as Annex B to the proxy statement forming part of the Registration Statement (the “A&R Charter”);

(e)                a copy of the Company’s Bylaws (the “Bylaws”), in effect as of January 12, 2024;

(f)                 the form of the Company’s Amended and Restated By-Laws, to become effective upon the consummation of the business combination, filed as Annex C to the proxy statement forming part of the Registration Statement (the “A&R By-Laws”);

(g)                copy of the Warrant Agreement (as amended, the “Warrant Agreement”), dated as of November 19, 2020, by and between KWAC and Continental Stock Transfer & Trust Company, a, as warrant agent (“CST”);

(h)                the form of Warrant Assumption, Assignment and Amendment Agreement, by and between KWAC, CST and the Company, to become effective upon the consummation of the business combination, filed as Annex [▪] to the proxy statement forming part of the Registration Statement (the “Warrant Assumption”)

(i)                 the form of Warrant Certificate (included in the Warrant Agreement) (the “Warrant Certificate”);

(j)                 the Unanimous Written Consent of the Board of Directors of the Company, dated as of January 10, 2024 relating to, among other things, the Registration Statement and the transactions contemplated by the Merger Agreement.

(k)                Originals or copies of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review, we have assumed, without independent investigation or verification of any kind:

(i)                 The genuineness of all signatures (including electronic signatures) and the legal capacity and competency of all natural persons signing all such documents.

(ii)               The authenticity and completeness of the originals of the documents submitted to us.

(iii)             The completeness and conformity to authentic originals of all documents submitted to us as copies.

(iv)              As to matters of fact, the truthfulness, completeness and correctness of the representations and statements made in certificates of public officials and officers of the Company.

Additionally, the opinions expressed below assume:

(i)                 prior to effecting the Mergers and the issuance of the Registered Shares and the Registered Warrants: (A) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (B) the stockholders of KWAC will have approved, among other things, the Merger Agreement and the transactions contemplated thereby and related documentation, including the A&R Charter and the A&R By-Laws; (C) any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the transactions contemplated by the Merger Agreement will have been obtained; and (D) the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated;

(ii)               the A&R Charter, in the form filed as Annex B to the proxy statement forming a part of the Registration Statement, without alteration or amendment (other than identifying the appropriate dates), will be duly authorized and executed and thereafter be duly filed with the Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document has been, or prior to the filing of the A&R Charter will be, filed by or in respect of the Company with the Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the A&R Charter;

(iii)             the A&R Bylaws, in the form filed as Annex C to the proxy statement forming a part of the Registration Statement, without alteration or amendment (other than identifying the appropriate dates), will become effective upon the effective time of the business combination; and

(iv)              the Warrant Assumption, in the form filed as Annex [▪] to the proxy statement forming a part of the Registration Statement, with without alteration or amendment (other than identifying the appropriate dates), will be duly authorized and executed by each party thereto and will become effective upon the effective time of the business combination;

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that:

1.                   The Registered Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable.

2.                   The Registered Warrants, when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement and the Warrant Assumption, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3.                   Upon the exercise of the Registered Warrants, the Registered Warrant Shares, when issued, delivered and paid for in the manner and on the terms described in the Registration Statement, the Merger Agreement and the Warrant Assumption, as applicable, will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable.

Our opinion is limited to the laws of the State of New York and the DGCL and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

4